Exhibit 4.17

$235,000,000
HARLAND CLARKE HOLDINGS CORP.
9.750% Senior Secured Notes due 2018

PURCHASE AGREEMENT
July 17, 2012

Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Jefferies & Company, Inc.
UBS Securities LLC
Natixis Securities Americas LLC
c/o Credit Suisse Securities (USA) LLC (“Credit Suisse”),
Eleven Madison Avenue
New York, N.Y. 10010-3629

Dear Sirs and Madams:

1.Introductory.  Harland Clarke Holdings Corp., a Delaware corporation (the “Company”) and each other entity listed on Annex I hereto (the “Co-Issuers”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the several Purchasers $235,000,000 principal amount of its 9.750% Senior Secured Notes due 2018 (the “Offered Securities”) to be issued under an indenture, to be dated as of the Closing Date (the “Indenture”), among the Company, the Co-Issuers, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as Trustee. The Offered Securities will be issued, jointly and severally, by the Company and each Co-Issuer and guaranteed, jointly and severally and fully and unconditionally, by each Guarantor listed on Annex II hereto (the “Guarantors” and such guarantees, the “Guarantees”). Capitalized terms that are not defined herein shall have the meanings set forth in the General Disclosure Package (as defined below).

On May 10, 2012, the Company and certain subsidiaries of the Company entered into an Amendment Agreement relating to the Company's existing credit agreement (the “Amendment Agreement”) on the terms described in the General Disclosure Package, among the Company, the Guarantors, certain other subsidiaries of the Company party thereto, Credit Suisse, as administrative agent and collateral agent (in its capacity as collateral agent, the “Credit Agreement Collateral Agent”), and the other parties thereto. The Amendment Agreement includes amendments to such credit agreement that are expected to become effective substantially concurrently with the issue and sale of the Offered Securities as described in the General Disclosure Package (such credit agreement as so amended, the “Amended Credit Agreement”). The net proceeds from the sale of the Offered Securities will be used to repay portions of the term loan under the Company's credit facility, as described in the Pricing Circular and the Offering Circular (each as defined below) and to pay related transaction fees and expenses.

The Company, the Co-Issuers and the Guarantors have agreed to secure their obligations under the Offered Securities and the Guarantees by granting liens on substantially all of their assets other than certain excluded assets described in the General Disclosure Package (the “Collateral”), pursuant to (i) a pledge and security agreement, dated as of the Closing Date (the “Security Agreement”), that will be entered into among the Company, the Guarantors and the Collateral Trustee, (ii) those certain patent, copyright and trademark security agreements, each dated as of the Closing Date (the “IP Security Agreements”), each of which will be entered into among the Company, certain of the Guarantors and the Collateral Trustee, and (iii) that certain collateral trust agreement, dated as of the Closing Date (the “Collateral Trust Agreement”), that will be entered into among the Company, the Collateral Trustee and the Credit Agreement Collateral Agent (the foregoing, collectively, the “Collateral Documents”). This Agreement, the Offered Securities, the Guarantees, the Indenture and the Collateral Documents are hereinafter referred to collectively as the “Operative Documents” and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

Each of the Company, the Co-Issuers and the Guarantors hereby agrees with the several Purchasers as follows:
2.Representations and Warranties of the Company, the Co-Issuers and the Guarantors. As of the date hereof and as of the Closing Date, each of the Company and each Guarantor, jointly and severally, represents and warrants to, and agrees with the several Purchasers that:
(a)Offering Circulars; Certain Defined Terms. The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.

For purposes of this Agreement:

“Applicable Time” means 7:45 P.M. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405 of Regulation C under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the other information which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company's records.

“Preliminary Offering Circular” means the preliminary offering circular, dated May 14, 2012, as superseded by the preliminary offering circular, dated July 16, 2012, relating to the Offered Securities to be offered by the Purchasers.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Global Market (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, the Supplemental Term Sheet, any electronic Bloomberg roadshow slides and any accompanying audio recording.

“Supplemental Term Sheet” means the preliminary summary terms regarding the Offered Securities, distributed on July 13, 2012, attached as Schedule C hereto.
References herein to “Preliminary Offering Circular” and “Final Offering Circular” include the documents incorporated therein by reference.
Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b)Disclosure. As of the date of this Agreement, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, and as of the Closing Date, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. On the date of this Agreement, the Company's Annual Report on Form 10‑K most recently filed with the Commission and all reports for subsequent periods (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act, when considered together with the General Disclosure Package, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.
(c)Good Standing of the Company, the Co-Issuers and the Guarantors. Each of the Company, the Co-Issuers and the Guarantors has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite corporate or other power and authority to carry on its business as it is currently being conducted and as described in the General Disclosure Package and the Final Offering Circular and to own, lease and operate its properties, as described in the General Disclosure Package and the Final Offering Circular; and the Company and each Guarantor is duly qualified and is in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to (1) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), or affairs of the Company, the Co-Issuers and the Guarantors, taken as a whole, or (2) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the General Disclosure Package and the Offering Circular under the caption “Use of Proceeds” (any of the events set forth in clauses (1) or (2), a “Material Adverse Effect”).
(d)Subsidiaries. Each subsidiary of the Company and each subsidiary of the Guarantors has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite corporate or other power and authority to carry on its business as it is currently being conducted and as described in the General Disclosure Package and the Final Offering Circular and to own, lease and operate its properties, as described in the General Disclosure Package and the Final Offering Circular; and each subsidiary of the Company and each subsidiary of the Guarantors is duly qualified and is in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect; all of the outstanding shares of capital stock of each subsidiary of the Company and each Guarantor are owned, directly or indirectly, by the Company or respective Guarantor, free and clear of any security interest, claim, defect, lien, limitation on voting rights or encumbrance (other than transfer restrictions imposed by the Credit Facility, the Securities Act and the securities or Blue Sky laws of certain jurisdictions); and all such securities have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.
(e)Corporate Power and Authority. Each of the Company, the Co-Issuers and the Guarantors has all requisite corporate or other power and authority to execute, deliver and perform its obligations under this Agreement and each other Operative Document to which it is a party and to consummate the Transactions, including, without limitation, the corporate or other power and authority to issue, sell and deliver the Offered Securities as provided herein and therein.
(f)Corporate Structure. The entities listed on Annex III hereto are the only subsidiaries, direct or indirect, of the Company as of the date hereof.
(g)Indenture; Offered Securities. The Indenture has been duly and validly authorized by the Company, the Co-Issuers and the Guarantors, and when duly executed and delivered by the Company, each Co-Issuer and each Guarantor will be the valid and legally binding agreement of each of the Company, the Co-Issuers and the Guarantors enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); the Offered Securities have been duly authorized by the Company and each Co-Issuer, and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Offered Securities will have been duly executed, authenticated, issued and delivered by the Company and each Co-Issuer, will be the valid and legally binding agreement of each of the Company and the Co-Issuers, enforceable against them in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and entitled to the benefits and security provided by the Indenture; the General Disclosure Package and the Offering Circular each contain a summary of the terms of the Indenture and the Offered Securities, which summary is accurate in all material respects.
(h)Guarantee. The Guarantee of each Guarantor has been duly and validly authorized by such Guarantor; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and issued, executed and authenticated in accordance with the terms of the Indenture and the Guarantee of each Guarantor endorsed thereon will have been duly executed and delivered by each such Guarantor, will conform to the description thereof contained in the General Disclosure Package and the Final Offering Circular and will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.
(i)Purchase Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company, each Co-Issuer and each Guarantor.
(j)Collateral Documents. Each of the Collateral Documents has been duly authorized by the Company, each Co-Issuer and each Guarantor that is a party thereto and, at the Closing Date, will have been duly executed and delivered by the Company, each Co-Issuer and each Guarantor that is a party thereto, and will constitute a valid and legally binding agreement of the Company, each Co-Issuer and each Guarantor that is a party thereto enforceable against the Company, each Co-Issuer and each Guarantor that is a party thereto in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and will create valid security interests in the Collateral covered thereby.
(k)Collateral. Upon the filing of Uniform Commercial Code (“UCC”) financing statements in the filing offices identified in the applicable schedule to the Security Agreement and payment of all applicable filing fees relating thereto, the security interests of the Collateral Trustee in all Collateral that can be perfected by the filing of a UCC financing statement under the UCC as in effect in any relevant jurisdiction as of the Closing Date will constitute a valid and perfected first priority security in all Collateral, securing the obligations of the Company, the Co-Issuers and the Guarantors with respect to the Offered Securities and the Guarantees, subject to the intercreditor provisions set forth in the Collateral Trust Agreement and the Indenture and other Permitted Liens. Upon the filing of such UCC financing statements and, to the extent that perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the IP Security Agreements with the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, and payment of all applicable filing fees relating thereto, the security interests granted to the Collateral Trustee in the property described in the IP Security Agreements as of the Closing Date shall constitute valid, perfected first priority security interests, subject to the intercreditor provisions set forth in the

Collateral Trust Agreement and the Indenture and other Permitted Liens. As of the Closing Date, such UCC financing statements and IP Security Agreements will have been delivered to the Collateral Trustee in duly completed and, to the extent applicable, duly executed form and may be filed by the Collateral Trustee at any time on or after the Closing Date. As of the Closing Date, as contemplated by the Collateral Trust Agreement and the Credit Agreement, the Credit Agreement Collateral Agent shall have possession and control of all Collateral comprising certificated securities for which the Collateral Documents require such possession or control as of the Closing Date.
(l) No Finder's Fee. Except as disclosed in the General Disclosure Package, and each between the Company and the Purchasers or affiliates of the Purchasers, there are no contracts, agreements or understandings among the Company and any other person that would give rise to a valid claim against the Company, its subsidiaries or the Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Offered Securities.
(m)No Registration Rights. There are no holders of securities of the Company or its subsidiaries who, by reason of the execution of this Agreement or any other Operative Document, or the consummation by the Company or the Guarantors of the transactions contemplated hereby, have the right to request or demand that the Company or its subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them; except as described in the General Disclosure Package and the Final Offering Circular, there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interests of the Company and its subsidiaries.
(n)Absence of Further Requirements, Consents, Approvals or Authorizations. Assuming the accuracy of the Purchasers' representations and warranties in Section 4 of this Agreement, no consent, approval, authorization, or order of, or, except for any filings required in order to perfect the security interest relating to the Offered Securities, filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the Transactions and the execution, delivery and performance of the Operative Documents or the offering, issuance and sale of the Offered Securities by the Company and the Co-Issuers and the issuance of the Guarantees by the Guarantors except (1) such consents as have been or will be obtained or made on or prior to the Closing Date and (2) where the failure to obtain such consents, approvals, authorizations or orders, filings, registrations, qualifications, licenses or permits would not be reasonably expected to result in a Material Adverse Effect.
(o)Title to Property. Except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company, the Co-Issuers and the Guarantors and their respective subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and each of the Company, the Guarantors and their respective subsidiaries, has peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, except in each case as would not reasonably be expected to have a Material Adverse Effect.
(p)Absence of Defaults and Conflicts Arising From Transactions. Assuming the accuracy of the Purchasers' representations and warranties in Section 4 of this Agreement, none of (i) the execution, delivery, assumption or performance by the Company, any Co-Issuer or any Guarantor, of this Agreement, or any of the other Operative Documents to which it is a party, including the consummation of the Amended Credit Agreement, (ii) the issuance and sale of the Offered Securities by the Company and the Co-Issuers and the issuance of the Guarantees by the Guarantors, (iii) the compliance by the Company, the Co-Issuers and the Guarantors in all material respects with the terms and provisions of this Agreement, or any of the other Operative Documents to which it is a party, or (iv) the consummation by the Company, the Co-Issuers or the Guarantors of the transactions described in the Preliminary Offering Circular and the Final Offering Circular under the caption “Use of Proceeds,” violates, conflicts with or constitutes a breach of any of the terms or provisions of, or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or its subsidiaries, or an acceleration of any indebtedness of the Company or its subsidiaries pursuant to, (A) the charter or bylaws or other organizational documents of the Company, any Co-Issuer, any Guarantor or their respective subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company, any Co-Issuer, any Guarantor or their respective subsidiaries is a party or by which any of them is bound or to which any of their properties are subject, (C) any statute, rule or regulation applicable to the Company, any Co-Issuer, any Guarantor or their respective subsidiaries or any of their assets or properties or (D) any judgment, order or decree of any court or governmental agency, body or authority or administrative agency, domestic or foreign, having jurisdiction over the Company, any Co-Issuer, any Guarantor or their respective subsidiaries or any of their assets or properties except, with respect to clauses (B) through (D) as would not reasonably be expected to result in a Material Adverse Effect.
(q)No Consents, Approvals or Authorizations. Assuming the accuracy of the Purchasers' representations and warranties in Section 4 of this Agreement, no consent, approval, authorization or order of, or, except for any filings required in order to perfect the security interest relating to the Offered Securities, filing, registration, qualification, license or permit of or with, (i) any court or governmental agency, body or authority or administrative agency or (ii) any other person is required for (A) the execution, delivery and performance by the Company or the Guarantors of this Agreement or any of the other Operative Documents to which it is a party, or (B) the issuance and sale of the Offered Securities, the issuance of the Guarantees and the Transactions, except (x) such consents as have been or will be obtained or made on or prior to the Closing Date and (y) where the failure to obtain such consents, approvals, authorizations or orders, filings, registrations, qualifications, licenses or permits would not be reasonably expected to result in a Material Adverse Effect.
(r)Absence of Existing Defaults and Conflicts. Each of the Company, each Guarantor and their respective subsidiaries, is not (i) in violation of its charter or bylaws or other organizational documents, (ii) (except as set forth in the General Disclosure Package and the Final Offering Circular) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (iii) except as disclosed in the Preliminary Offering Circular and the Final Offering Circular, in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, requirements, judgments or court decrees) applicable to it or any of its assets or properties (whether owned or leased) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there exists no condition (with respect to clauses (ii) and (iii) above) that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument except for any such default which would not be reasonably expected to result in a Material Adverse Effect.
(s)Possession of Licenses and Permits. Each of the Company, the Guarantors and their respective subsidiaries possess, and are in compliance with the terms of, all adequate certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities

(“Licenses”), including, without limitation, under any applicable Environmental Laws, as are necessary or material to lease and operate its respective properties and to conduct its businesses as proposed in the General Disclosure Package and the Final Offering Circular, except where the failure to have such Licenses would not reasonably be expected to have a Material Adverse Effect; each of the Company, the Guarantors and their respective subsidiaries has fulfilled and performed all of its obligations with respect to such Licenses and have not received any notice of proceedings relating to, and no event has occurred that allows, or after notice or lapse of time would allow, revocation, termination or modification thereof in either case, except where such failure to perform, or occurrence of such event would not reasonably be expected to have a Material Adverse Effect.
(t)Absence of Labor Dispute. There is (i) no significant unfair labor practice complaint pending against the Company, the Guarantors or any of their respective subsidiaries, nor, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, the Guarantors or any of their respective subsidiaries, or, to the knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company, the Guarantors or any of their subsidiaries, or to the knowledge the Company, threatened against any of them and (iii) to the knowledge of the Company, there is no union representation question existing with respect to the employees of the Company, the Guarantors or any of their respective subsidiaries, except for any union representation question that would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no material collective bargaining organizing activities are taking place with respect to the Company, the Guarantors or any of their respective subsidiaries. Neither the Company, the Guarantors or any of their respective subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (ii) any applicable wage or hour laws or (iii) any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations thereunder, except those violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(u)Possession of Intellectual Property. Each of the Company, the Guarantors and their respective subsidiaries owns, possesses, can acquire on reasonable terms or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, computer programs, technical data and information (collectively, the “Intellectual Property”) presently employed by it in connection with the businesses now operated by it free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person, and the Company has not received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company, the Guarantors and their respective subsidiaries does not infringe on the rights of any person, except such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(v)Environmental Laws. Except as set forth in the General Disclosure Package and the Final Offering Circular, neither the Company, the Guarantors nor any of their respective subsidiaries, has violated, or is in violation of, any foreign, federal, state or local law or regulation, or decision or order of any governmental agency or body or any court relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), which violations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no alleged liability, or to the knowledge of the Company, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company, the Guarantors or any of their respective subsidiaries, arising out of, based on or resulting from either (i) the presence or release into the environment of any Hazardous Material (as defined) at any location of the Company, the Guarantors or any such subsidiary, as the case may be, or (ii) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Preliminary Offering Circular and the Final Offering Circular, in either case, other than as disclosed therein, or would not reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.
(w)Absence of Manipulation. Neither the Company, nor the Guarantors nor their respective subsidiaries has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company, the Guarantors or their respective subsidiaries to facilitate the sale or resale of the Offered Securities.
(x)Statistical and Market-Related Data. The statistical, industry and market-related data included in the Preliminary Offering Circular, the Final Offering Circular, any Issuer Free Writing Communication or any Supplemental Marketing Material are based on or derived from management estimates and third-party sources, and the Company, the Co-Issuers and the Guarantors believe such estimates and sources are reasonable, reliable and accurate in all material respects.
(y)Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company maintains a system of internal accounting controls, including, but not limited to, disclosure controls and procedures and internal controls over accounting matters and financial reporting (collectively, “Internal Controls”), that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the issuer, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the issuer, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the issuer's assets that would have a material effect on the financial statements.
(z)Tax Matters. All federal, state and foreign income and franchise tax returns required to be filed by the Company, the Guarantors or their respective subsidiaries in all jurisdictions have been so filed and are accurate in all material respects. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company there are no material proposed additional tax assessments against the Company, the Guarantors or their respective subsidiaries or the assets or property of the Company, the Guarantors or their respective subsidiaries, except those tax assessments for which adequate reserves have been established or those tax assessments that would not reasonably be expected to result in a Material Adverse Effect.

(aa)    Insurance. Each of the Company, the Guarantors and their respective subsidiaries, maintains insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice, except where failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Guarantors has received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. Neither the Company, the Guarantors or any of their respective subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect..

(bb)    Certain Relationships. Except as described in the General Disclosure Package and the Final Offering Circular, no relationship, direct or indirect, exists between or among the Company, the Guarantors or their respective subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Guarantors or their respective subsidiaries on the other hand, that would be required by the Securities Act to be described in the Final Offering Circular if the Final Offering Circular were a prospectus included in a registration statement on Form S-1 filed with the Commission.

(cc)    Absence of Legal and Other Proceedings There is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or authority or administrative agency, domestic or foreign, now pending, or, to the knowledge of each of the Company, threatened or contemplated, to which the Company, the Guarantors or any of their respective subsidiaries is or may be a party or to which the assets or property of the Company, the Guarantors or any of their respective subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, body or authority or administrative agency or that has been proposed by any governmental agency, body or authority or administrative agency and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company, the Guarantors or any of their respective subsidiaries is or may be subject or to which the business, assets or property of the Company, the Guarantors or any of their respective subsidiaries is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) is required to be disclosed in the General Disclosure Package and the Final Offering Circular and that is not so disclosed or (B) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (C) which are otherwise material in the context of the sale of the Offered Securities. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Offered Securities or Guarantees or prevents or suspends the use of the Final Offering Circular; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Offered Securities or Guarantees or prevents or suspends the sale of the Offered Securities in any jurisdiction referred to in Section 2(c) hereof; and every request of any securities authority or agency of any jurisdiction for additional information in connection with the offering of Offered Securities has been complied with in all material respects.

(dd)    Financial Statements. The accountants who have certified or will certify the historical financial statements included or to be included as part of the Preliminary Offering Circular and the Final Offering Circular are independent registered public accountants as required by the Securities Act. Except as described in the Preliminary Offering Circular and the Final Offering Circular, and except that separate financials statements that may be required under Rule 3-16 of Regulation S-X have not been included, the historical consolidated financial statements, together with related schedules and notes thereto, included in the Preliminary Offering Circular and the Final Offering Circular comply as to form in all material respects with the requirements applicable to financial statements required in registration statements on Form S-1 under the Securities Act and present fairly in all material respects the financial position and results of operations at the dates and for the periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods presented, except as disclosed therein. The other financial and statistical information and data included in the Preliminary Offering Circular and the Final Offering Circular derived from the historical consolidated financial statements are fairly presented in all material respects and prepared on a basis consistent with the historical consolidated financial statements included in the Preliminary Offering Circular and the Final Offering Circular and the books and records as applicable.

(ee)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Preliminary Offering Circular, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, or business, properties of the Company, the Guarantors and their respective subsidiaries, taken as a whole, that is material and adverse, (i) there has not been any material adverse change, nor any development that is reasonably likely to result in a material adverse change, in the capital stock or the long‑term debt or net current assets, or material increase in the short-term debt, of the Company, the Guarantors or their respective subsidiaries from that set forth in the General Disclosure Package and the Final Offering Circular, (ii) no dividend or distribution of any kind has been declared, paid or made by the Company, the Guarantors or their subsidiaries on any class of its stock, and (iii) neither the Company, nor the Guarantors nor any of their respective subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company, the Guarantors or their respective subsidiaries taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles in the United States and are not disclosed on the latest balance sheet or notes thereto included in the Final Offering Circular, nor entered into any transaction not in the ordinary course of business. Since the date hereof and since the dates as of which information is given in the Final Offering Circular, there has not occurred any change, or any development that is reasonably likely to result in a Material Adverse Effect.

(ff)    Investment Company Act. Neither the Company, nor the Guarantors nor their respective subsidiaries is, or after giving effect to the Transactions and applying the net proceeds as described in the General Disclosure Package or the Final Offering Circular under the caption “Use of Proceeds” will be an “investment company” required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg)    Regulations T, U, X. None of the execution, delivery and performance of this Agreement, the issuance and sale of the Offered Securities, the application of the proceeds from the issuance and sale of the Offered Securities and the consummation of the transactions contemplated thereby as set forth in the Preliminary Offering Circular and the Final Offering Circular, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations. Neither the Company nor the Guarantors nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(hh)    Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Circular under the heading “Certain United States Federal Income Tax Considerations”, “Description of Other Indebtedness” and “Description of Notes” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.

(ii)    Compliance with Securities Act Rule 144A. Each of the Preliminary Offering Circular and the Final Offering Circular, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

(jj)    Class of Securities Not Listed. When the Offered Securities are issued and delivered pursuant to this Agreement, no Offered Security will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated interdealer quotation system.

(kk)    No Registration. The offer and sale of the Offered Securities and the Guarantees in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder assuming (A) that the purchasers who buy the Offered Securities in the Exempt Resales are Eligible Purchasers and (B) the accuracy of the Purchasers' representations contained herein, it is not necessary to qualify an indenture in respect of the Offered Securities or the Guarantees under the Trust Indenture Act.

(ll)    No General Solicitation; No Directed Selling Efforts. None of the Company or the Guarantors or any of their affiliates, or any person acting on their behalf (it being understood that no representation or warranty is made regarding the Purchasers) (i) has, within the six month period prior to the date hereof, offered or sold in the United States or to a U.S. Person (as such terms are defined in Regulation S under the Securities Act (“Regulation S”)), the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States or to any U.S. Person by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Purchasers, as to whom no representation or warranty is made) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Offered Securities outside the United States (assuming that the purchasers who buy the Offered

Securities in the Exempt Resales to Reg S Investors are Reg S Investors) and, in connection therewith, the Preliminary Offering Circular and the Final Offering Circular contain or will contain the disclosure required by Rule 902(g)(2) under the Securities Act. The Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions (assuming that the purchasers who buy the Offered Securities in the Exempt Resales to Reg S Investors are Reg S Investors). The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

(mm)    Foreign Corrupt Practices Act and Anti-Money Laundering. The Company, the Co-Issuers, the Guarantors and their respective subsidiaries have instituted and maintain policies designed to ensure continued compliance with each of the laws listed below; in addition, the Company, the Co-Issuers, the Guarantors and their respective subsidiaries, and to their knowledge, each of their officers, directors, affiliates, managers, agents, employees and representatives, have not violated (and will not violate as the result of this offering) the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(nn)    OFAC. None of the Company, the Co-Issuers, the Guarantors or, if applicable, their respective affiliates or any of their subsidiaries, directors, officers or employees derives more than 10% of their revenue in the aggregate with the governments of or any person or entity in or is organized under the laws of, or directly or indirectly owned or controlled by the governments of or a person in or organized under the laws of Cuba, Iran, Myanmar (Burma), North Korea, Sudan, Libya or Syria; none of the Company, the Co-Issuers, the Guarantors or, if applicable, their respective affiliates, subsidiaries, directors, officers, employees or agents, is, directly or indirectly, controlled by a person subject to any of the economic sanctions administered by the Swiss State Secretariat for Economic Affairs, the United States Department of Treasury's Office of Foreign Assets Control (“OFAC”), the United Nations, the European Union, HM Treasury and the Foreign and Commonwealth Office of the United Kingdom, the Monetary Authority of Singapore and/or the Hong Kong Monetary Authority (all such countries, persons and entities under the preceding clauses (other than the Company, the Co-Issuers, the Guarantors, their respective affiliates and any of their subsidiaries, directors, officers, employees or agents) collectively referred to as “Restricted Parties”). The Company and the Co-Issuers will not use any proceeds received from the sale of the Offered Securities to fund any sales to, purchases from, operations or investments in, or any payments to or in favor of Restricted Parties.

(oo)    Distribution of Material. The Company and the Co-Issuers have not distributed or, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Offered Securities, will distribute any material in connection with the offering and sale of the Offered Securities other than the Preliminary Offering Circular, the Final Offering Circular or other material, if any, not prohibited by the Securities Act and the Financial Services and Markets Act 2000 of the United Kingdom (“FSMA”) (or regulations promulgated to the Securities Act or the FSMA) and approved by the Purchasers, such approval not to be unreasonably withheld or delayed.

Each of the Company, the Co-Issuers and the Guarantors acknowledge that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 7 hereof, counsel for the Company, the Co-Issuers and the Guarantors and counsel for the Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.
3.Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and the Co-Issuers, jointly and severally, agree to issue to the several Purchasers, and the Designated Issuers (as defined below) agree to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the respective Designated Issuer (or the Company or one or more of the Co-Issuers pursuant to the last paragraph of this Section 3), at a purchase price of 96.000% of the principal amount thereof plus accrued interest from July 24, 2012 to the Closing Date (as hereinafter defined), the respective principal amounts of the Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto. Each of the Purchasers agrees that the Company may designate the principal amount of Offered Securities to be sold by the Company and/or one or more of the Co-Issuers (each, a “Designated Issuer”) to the Purchasers at the Company's sole discretion.

The Designated Issuers will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for the operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Designated Issuers will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.

Payment for the Regulation S Securities and the 144A Securities shall be made by the

Purchasers in Federal (same day) funds by wire transfer to an account specified by the Company on behalf of the Designated Issuers at a bank acceptable to Credit Suisse at the office of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, at 9:00 A.M., New York time, on July 24, 2012 , or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the Offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of  Latham & Watkins at least 24 hours prior to the Closing Date.

To the extent any Designated Issuer fails to sell or deliver any Offered Securities to the Purchasers and perform the other obligations as required under this Agreement, each of the Company and the Co-Issuers agrees, jointly and severally, to sell and deliver the Offered Securities to the Purchasers and perform the other obligations of such Designated Issuer in fulfillment of such Designated Issuer's obligations under this Agreement. The Company may make determinations, notifications and deliveries under this Section 3 on behalf of the Designated Issuers.

4.Representations by Purchasers; Resale by Purchasers. Each of the Purchasers, severally and not jointly, represents, warrants and covenants to the Company, the Co-Issuers and the Guarantors as of the date hereof that:
(a)such Purchaser is an institutional “accredited investor” (as defined in Regulation D under the Securities Act) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Offered Securities.
(b)(i) in connection with the offering of the Offered Securities, it will solicit offers to buy the Offered Securities only from, and will offer to sell the Offered Securities (the “Exempt Resales”) only to persons whom the Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Securities Act and non-U.S. persons outside the United States in reliance upon Regulation S the Securities Act (each, a “Reg S Investor,” and, collectively with the QIBs, the “Eligible Purchasers”) and (ii) in the case of such Eligible Purchasers, such Offered Securities will not have been registered under the Securities Act and may be resold, pledged or otherwise transferred only (x)(I) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB for which such person is acting as fiduciary or agent, in a transaction meeting the requirements of Rule 144A under the Securities Act, (II) in an offshore transaction (as defined in Rule 902 under the Securities Act) meeting the requirements of Rule 904 under the Securities Act, (III) in a transaction meeting the requirements of Rule 144 under the Securities Act, (IV) to an institutional accredited investor that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Offered Securities (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Offered Securities in excess of $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act or (V) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company or any of its subsidiaries, (z) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (iii) acknowledges that they will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (ii) above.

(c)such Purchaser is not acquiring the Offered Securities with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.
(d)at or prior to confirmation of a sale of Offered Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day distribution compliance period referred to in Rule 903(b)(2) under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF YOUR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE SECURITIES AND THE CLOSING OF THE OFFERING, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (OR RULE 144A OR TO ACCREDITED INSTITUTIONS IN TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT), AND IN CONNECTION WITH ANY SUBSEQUENT SALE BY YOU OF THE INITIAL NOTES COVERED HEREBY IN RELIANCE ON REGULATION S DURING THE PERIOD REFERRED TO ABOVE TO ANY DISTRIBUTOR, DEALER OR PERSON RECEIVING A SELLING CONCESSION, FEE OR OTHER REMUNERATION, YOU MUST DELIVER A NOTICE TO SUBSTANTIALLY THE FOREGOING EFFECT. TERMS USED ABOVE HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S.”
(e)the Offered Securities offered and sold by such Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions (assuming that the purchasers who buy the Offered Securities in the Exempt Resales to Reg S Investors are Reg S Investors).
(f)such Purchaser and its affiliates or any person acting on its or their behalf has not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Offered Securities thereof.
(g)the sale of Offered Securities offered and sold by such Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.
(h)such Purchaser has not distributed nor, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Offered Securities, will distribute any material in connection with the offering and sale of the Offered Securities other than the General Disclosure Package, the Final Offering Circular or other material, if any, not prohibited by the Securities Act and the FSMA (or regulations promulgated to the Securities Act or the FSMA).
(i)no form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) has been or will be used by such Purchaser or any of its representatives in connection with the offer and sale of any of the Offered Securities, including, but not limited to, (i) any advertisement, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, (ii) or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
(j)in relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Offered Securities to the public in that Relevant Member State other than:
(i)to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(ii)to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospective Directive, subject to obtaining the prior consent of the initial purchasers; or
(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Offered Securities shall require the Company or any Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this representation, the expression an “offer of Offered Securities to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
(iv)(A)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and
(B)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

The Purchasers acknowledge that the Company, the Co-Issuers and the Guarantors, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 7 hereof, counsel for the Company, the Co-Issuers and the Guarantors and counsel for the Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.
5.Certain Agreements of the Company and each Guarantor. As of the date hereof, the Company, the Co-Issuers and the Guarantors, jointly and severally, covenants and agrees with the Purchasers as follows:
(a)Amendments and Supplements to Offering Circulars. The Company, the Co-Issuers and the Guarantors will promptly advise the Purchasers of any proposal to amend or supplement the Preliminary Offering Circular or Final Offering Circular and will not effect such amendment or supplementation at any time prior to the completion of the resale of the Offered Securities by the Purchasers (as determined by the Purchasers) without the Purchasers' consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which, in the reasonable judgment of the Company or the Purchasers or in the reasonable judgment of counsel for the Company or counsel for the Purchasers, any document included in the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary or advisable, in the reasonable judgment of the Company or the Purchasers or in the reasonable judgment of counsel for the Company or counsel for the Purchasers, to amend or supplement the Preliminary Offering Circular, the General Disclosure Package or the Final Offering Circular to comply with applicable law, the Company, the Co-Issuers and the Guarantors promptly will notify the Purchasers of such event and use their commercially reasonable efforts to promptly prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the reasonable request of the Purchasers, an amendment or supplement which will correct such statement or omission, or reasonably assure that correct the Preliminary Offering Circular, the General Disclosure Package or the Final Offering Circular will comply with applicable law. Neither the Purchasers' consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.
(b)Furnishing of Offering Circulars. The Company, the Co-Issuers and the Guarantors will furnish the Purchasers and those persons identified by the Purchasers to the Company, without charge, as many copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, any amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Purchasers may reasonably request. To the extent such materials are required to be provided to holders under the Indenture, at any time when the Company is not subject to Section 13 or 15(d), the Company, the Co-Issuers and the Guarantors will promptly furnish or cause to be furnished to the Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the reasonable expenses of printing and distributing to the Purchasers all such documents. The Company, the Co-Issuers and the Guarantors consent to the use of the Preliminary Offering Circular, the General Disclosure Package and the Final Offering Circular, and any amendments and supplements thereto required pursuant hereto, by the Purchasers in connection with Exempt Resales.
(c)Blue Sky Qualifications. The Company, the Co-Issuers and the Guarantors will use commercially reasonable efforts to cooperate with the Purchasers and counsel for the Purchasers in connection with the qualification or registration of the Offered Securities under the securities or Blue Sky laws of such jurisdictions as the Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that neither the Company nor the Guarantors shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in any jurisdiction where it is not now so subject.
(d)Reporting Requirements. To the extent such materials are required to be provided to holders under the Indenture, during a period of three years following the Closing Date, for so long as any Offered Securities remain outstanding, if not otherwise available on the Commission's Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), the Company will furnish to the Purchasers (i) all publicly available reports or other information that the Company or the Guarantors mail or otherwise make available to their stockholders, (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and (iii) from time to time, such other information concerning the Company, the Co-Issuers and the Guarantors as the Purchasers may reasonably request.
(e)Transfer Restrictions. During the period of one year after the Closing Date, the Company will, upon request, furnish to the Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.
(f)Resales by Affiliates. During the period of one year after the Closing Date, unless permitted under Rule 144, the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them, except in a tender offer by the Company the result of which is the cancellation of the Offered Securities so tendered.
(g)Investment Company. During the period of two years after the Closing Date, neither the Company nor any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
(h)Payment of Expenses. The Company, the Co-Issuers and the Guarantors will pay all reasonable costs, expenses, fees and taxes incidental to the performance of their respective obligations under this Agreement and the Indenture, including but not limited to (i) the reasonable fees and expenses of the Trustee and its professional advisers and all collateral agents; (ii) the reasonable expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including reasonable fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as the Purchasers designate and the preparation and printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities; (vi) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers; (vii) the filing fees and expenses associated with the assignment, creation and perfection of security interests, including, without limitation, pursuant to the Collateral Documents and the related UCC financing statements; (viii) the fees and expenses of Latham & Watkins LLP and local counsel fees and expenses incurred in connection with the creation and negotiation of the security agreements, Collateral Documents (including the form of the ABL Intercreditor Agreement and the Collateral Trust Agreement) and the related UCC financing statements, in an amount not to exceed $450,000; and (ix) the fees and expenses of the Collateral Trustee and any agent thereof in connection with the Collateral Documents, the financing statements and the Collateral securing the Offered Securities. The Company, the Co-Issuers and the Guarantors, on the one hand, and the Purchasers on the other hand, will pay their own respective costs and expenses relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities; provided that the cost of any aircraft chartered for such purpose will be borne 50% by the Company, the Co-Issuers and the Guarantors and 50% by the Purchasers, regardless of whether the aircraft was chartered by the Co-Issuers or the Purchasers.
(i)Use of Proceeds. The Company will use the net proceeds from the sale of the Offered Securities substantially in the manner described in the Final Offering Circular and General Disclosure Package under the caption “Use of Proceeds” and, except as disclosed in the General

Disclosure Package and the Final Offering Circular, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.
(j)Absence of Manipulation. Until Credit Suisse shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, such notification not to be unreasonably delayed, neither the Company, the Guarantors nor any of their affiliates will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities Except as permitted in writing by the Purchasers, none of the Company nor any Guarantor will distribute any (i) preliminary offering circular, including, without limitation, the Preliminary Offering Circular, (ii) offering circular, including, without limitation, the Final Offering Circular, or (iii) other offering material in connection with the offering and sale of the Offered Securities.
(k)Conditions Precedent. The Company and each Guarantor will use commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Offered Securities.
(l)Restriction on Sale of Securities. For a period of 60 days after the date hereof, neither the Company nor any Guarantor will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated secured debt securities issued or guaranteed by the Company or such Guarantor and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of its securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse except issuances of Lock-Up Securities pursuant to the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options or issuances of Lock-Up Securities pursuant to the Company's or such Guarantor's dividend reinvestment plan. Neither the Company nor any Guarantor will at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

Credit Suisse may, in its sole discretion, waive in writing the performance by the Company, the Co-Issuers or the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.
6.Free Writing Communications. Issuer Free Writing Communications. The Company and each Guarantor each represent and agree that, unless it obtains the prior consent of Credit Suisse, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b)    Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Schedule B hereto, or (ii) does not contain any material information about the Company or any Guarantor or their securities that was provided by or on behalf of the Company or any Guarantor, it being understood and agreed that the Company and each Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.
7.Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Securities, as provided herein, shall be subject to the satisfaction of the following conditions:
(a)Representations and Warranties. All of the representations and warranties of the Company, the Co-Issuers and the Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date, as applicable, with the same force and effect as if made on and as of the date hereof and the Closing Date, as applicable. The Company, the Co-Issuers and the Guarantors shall have performed or complied in all material respects with all of the agreements contained herein and required to be performed or complied with by it on or prior to the Closing Date.
(b)Final Offering Circular. The Final Offering Circular shall have been printed and copies distributed to the Purchasers not later than 10 A.M., New York City time, on the day that is two business days following the date of this Agreement or at such later date and time as to which the Purchasers may agree.
(c)Stop Orders. No stop order suspending the qualification or exemption from qualification of the Offered Securities in any jurisdiction referred to in Section 2(c) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.
(d)Litigation; Conflicting Law. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of either series of the Offered Securities or the Guarantees; no action, suit, investigation or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Company, threatened against, the Company, the Guarantors or any of their respective subsidiaries, before any court or arbitrator or any governmental body, agency or authority or administrative agency that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Preliminary Offering Circular, the General Disclosure Package, any Free Writing Communication, the Final Offering Circular or any amendment or supplement thereto, or that would reasonably be expected to have a Material Adverse Effect.
(e)No Material Adverse Change. Since the respective dates as of which information is given in the General Disclosure Package, (i) there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company, the Guarantors and their respective subsidiaries taken as a whole which, in the judgment of the Purchasers, is material and adverse and makes it impractical or inadvisable to market the Offered Securities, (ii) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long‑term debt of the Company, or material increase in the short-term debt of the Company, or any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of

Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), or any announcement of placement on negative outlook, of the Company from that set forth in the General Disclosure Package and the Final Offering Circular, (iii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of their respective capital stock or membership interests, (iv) no change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Purchasers, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (v) there shall not have occurred any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange nor any suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, nor any banking moratorium declared by any U.S. federal or New York authorities, (vi) there shall not have occurred any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed, (vii) there shall not have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Purchasers impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities and (viii) neither the Company, the Guarantors nor any of their respective subsidiaries, shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles in the United States and are not disclosed on the latest balance sheet or notes thereto included in the General Disclosure Package and Final Offering Circular, nor entered into any transaction not in the ordinary course of business, in each case, other than as provided under the Operative Documents and as disclosed in the General Disclosure Package and the Final Offering Circular. Since the date hereof and since the dates as of which information is given in the Preliminary Offering Circular, there has not occurred any Material Adverse Effect, or any development that is reasonably likely to result in a Material Adverse Effect.
(f)Officers' Certificate. The Purchasers shall have received officers' certificates, dated the Closing Date, signed on behalf of the Company and each Guarantor, by an executive officer and a principal financial or accounting officer thereof, in form and substance reasonably satisfactory to the Purchasers and counsel for the Purchasers, confirming, as of the Closing Date, and that the matters set forth in paragraphs (a), (c), (d) and (e) of this Section 7 and that, as of the Closing Date, the obligations of the Company and each Guarantor to be performed hereunder on or prior thereto have been duly performed in all material respects.
(g)Chief Financial Officer's Certificate.     The Purchasers shall have received from the principal financial or accounting officer of the Company, (A) a certificate, dated the date hereof, in form and substance reasonably satisfactory to the Purchasers and its counsel, with respect to certain financial information contained in the General Disclosure Package, and (B) a certificate, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers and its counsel, to the effect that the principal financial or accounting officer reaffirms the statements made in its letter furnished pursuant to clause (A) with respect to certain financial information contained in the General Disclosure Package and the Final Offering Circular.
(h)Opinion of Counsel for Company. The Purchasers shall have received on the Closing Date an opinion and negative assurance letter, each dated the Closing Date and each in form and substance reasonably satisfactory to the Purchasers and counsel for the Purchasers, of Paul, Weiss, Rifkind, Wharton & Garrison, LLP counsel for the Company, substantially to the effect set forth in Exhibit A and Exhibit B hereto.
(i)Opinion of Local Counsel. The Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers and counsel for the Purchasers, of (i) Troutman Sanders LLP, Georgia counsel for the Company, and (ii) Schwabe, Williamson & Wyatt, P.C., Oregon counsel for the Company, substantially to the effect set forth in Exhibit C1 and Exhibit C2 hereto.
(j)Opinion of General Counsel for Company. The Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers and counsel for the Purchasers, of the General Counsel of the Company, substantially to the effect set forth in Exhibit D hereto.
(k)Accountants' Comfort Letter for Company. At the time this Agreement is executed and at the Closing Date, the Purchasers shall have received from Ernst & Young LLP, independent auditors with respect to the Company, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Purchasers and in form and substance reasonably satisfactory to the Purchasers and counsel for the Purchasers with respect to the financial statements and certain financial information contained in the Preliminary Offering Circular and the Final Offering Circular.
(l)Opinion of Counsel for Purchasers. The Purchasers shall have received, on the Closing Date, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, of Latham & Watkins LLP, counsel for the Purchasers, covering such matters as are customarily covered in such opinions.
(m)Indenture. The Company, the Co-Issuers, the Guarantors and the Trustee shall have entered into the Indenture, and the Purchasers shall have received counterparts, conformed as executed, thereof.
(n)Collateral Documents. At the Closing Date, the Security Agreement, the Collateral Trust Agreement and the IP Security Agreements shall have been executed and delivered by all the parties thereto.
(o)Credit Facility. The Company on behalf of the Designated Issuers shall have delivered to the Purchasers applicable instructions to distribute the net proceeds of the Offered Securities required by Sections 4A and 4B of the Amendment Agreement directly to the account of the administrative agent under the Amended Credit Agreement in connection with the transactions contemplated by the Amendment Agreement on the terms described in the General Disclosure Package and the Final Offering Circular.
(p)Collateral. The Collateral Trustee shall have received (with a copy for the Purchasers) on the Closing Date:
(i)appropriately completed copies, which have been duly authorized for filing by the appropriate person, of UCC-1 financing statements or equivalent filings naming the Company and each Guarantor as a debtor and the Collateral Trustee as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Trustee and its counsel, desirable to perfect the security interests of the Collateral Trustee in any Collateral held by the Company or the Guarantors that can be perfected by filing of UCC-1 financing statements (other than fixture filings);
(ii)appropriately completed copies, which have been duly authorized for filing by the appropriate person, of Form UCC‑3 termination statements or equivalent filings, if any, necessary to release all liens (other than the Permitted Liens, as defined in the Final Offering Circular under the caption “Description of Notes”) of any person in any Collateral held by the Company or the Guarantors;
(iii)certified copies of UCC Requests for Information or Copies (Form UCC‑11), or a similar search report certified by a party acceptable to the Trustee, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Document, other than such financing statements that evidence Permitted Liens);
(iv)fully executed IP Security Agreements, in proper form for filing or recording the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable; and
(v)such other approvals, opinions, or documents with respect to any Collateral held by the Company or any of the Guarantors as the Collateral Trustee may reasonably request in form and substance reasonably satisfactory to the Collateral Trustee.

The Company, the Co-Issuers and the Guarantors will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request.
8.Indemnification and Contribution.
(a)Indemnification of Purchasers. The Company, the Co-Issuers and the Guarantors (as of the Closing Date) will, jointly and severally, indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Supplemental Term Sheet, the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including without limitation any Supplemental Marketing Material), the General Disclosure Package or the Exchange Act Reports (with respect to the portions of such Exchange Act Reports that are incorporated by reference into the Preliminary Offering Circular or the Final Offering Circular or any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any reasonable and documented legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company, the Co-Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
(b)Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless each of the Company, the Co-Issuers and the Guarantors (as of the

Closing Date), each of their respective directors and each of their respective officers and each person, if any, who controls the Company, such Co-Issuer or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Supplemental Term Sheet, the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, any Issuer Free Writing Communication (including without limitation any Supplemental Marketing Material) or the General Disclosure Package or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Purchasers specifically for use therein, and will reimburse any reasonable and documented legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular furnished on behalf of each Purchaser: under the caption “Plan of Distribution”, the second sentence of paragraph 16, provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's, any Co-Issuer's or any Guarantor's failure to perform its obligations under Section 5(a) of this Agreement.
(c)Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party shall be liable for any settlement of the nature contemplated by Section 8(a) effected without its written consent only if (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(d)Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Co-Issuers and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Co-Issuers and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, the Co-Issuers and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company bear to the total discounts and commissions with respect to the Offered Securities received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Co-Issuers and the Guarantors or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d).
9.Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting

Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to Credit Suisse and the Company for the purchase of the Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.
10.Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective purchasers, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of any series of the Offered Securities by the Purchasers is not consummated, the Company, the Co-Issuers and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iv), (v) (other than a halt in trading of any securities of the Company) or (viii) of Section 7(e), the Company and the Guarantors will reimburse the Purchasers for all reasonable and documented out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.
11.Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attention: Peter Labonski, or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at Harland Clarke Holdings Corp., 10931 Laureate Drive, San Antonio, Texas 78249, Attention: Chief Financial Officer; with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attention: Lawrence G. Wee, provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.
12.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in Section 5(b) hereof against the Company as if such holders were parties thereto.
13.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
14.Absence of Fiduciary Relationship. The Company, the Co-Issuers and the Guarantors acknowledge and agree that:
(a)No Other Relationship. The Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantors and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Circular or Final Offering Circular, irrespective of whether the Purchasers have advised or is advising the Company or the Guarantors on other matters;
(b)Arm's-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company, the Co-Issuers and the Guarantors following discussions and arms-length negotiations with the Purchasers and the Company, the Co-Issuers and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)Absence of Obligation to Disclose. The Company has been and the Guarantors have been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that the Purchasers have no obligation to disclose such interests and transactions to Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and
(d)Waiver. The Company, the Co-Issuers and the Guarantors waive, to the fullest extent permitted by law, any claims it may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Guarantors.
15.Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company, the Co-Issuers and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Co-Issuers and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Co-Issuers and the Guarantors and the several Purchasers in accordance with its terms.

[Signature Page Follows]

Very truly yours,

Harland Clarke Holdings Corp., as Issuer

By:..........................................................
Name:
Title:

Harland Clarke Corp., as Co-Issuer and Guarantor

By: .............................................
Name:
Title:

Harland Financial Solutions, Inc., as Co-Issuer and Guarantor

By: .............................................
Name:
Title:

Scantron Corporation, as Co-Issuer and Guarantor

By: .............................................
Name:
Title:

Checks in the Mail, Inc., as Co-Issuer and Guarantor

By: .............................................
Name:
Title:

New Faneuil, Inc., as Guarantor

By: .............................................

Name:
Title:

Faneuil, Inc., as Guarantor

By: .............................................
Name:
Title:

Faneuil, Virginia LLC, as Guarantor

By: .............................................
Name:
Title:

Faneuil Toll Operations LLC, as Guarantor

By: .............................................
Name:
Title:

Original Research II LLC, as Guarantor

By: .............................................
Name:
Title:

Harland Financial Solutions India, LLC, as Guarantor

By: .............................................
Name:
Title:

HFS Research & Development, Inc., as Guarantor

By: .............................................

Name:
Title:

HFS Scantron Holdings Corp, as Guarantor

By: .............................................
Name:
Title:

John H. Harland Company of Puerto Rico, as Guarantor

By: .............................................
Name:
Title:

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

Credit Suisse Securities (USA) LLC

By: .............................................
Name:
Title:

Citigroup Global Markets Inc.

By: .............................................
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By: .............................................
Name:
Title:

Deutsche Bank Securities Inc.

By: .............................................
Name:
Title:
By: .............................................
Name:
Title:

Jefferies & Company, Inc.

By: .............................................
Name:
Title:

UBS Securities LLC

By: .............................................
Name:
Title:

By: .............................................
Name:
Title:

Natixis Securities Americas LLC

By: .............................................
Name:
Title:

By: .............................................
Name:
Title:

Annex I
Co-Issuers
Harland Clarke Corp.
Harland Financial Solutions, Inc.
Scantron Corporation
Checks in the Mail, Inc.

Annex II
Guarantors

Checks in the Mail, Inc.
New Faneuil, Inc.
Faneuil, Inc.
Faneuil Virginia LLC
Faneuil Toll Operations LLC
Original Research II LLC
Harland Clarke Corp.
Harland Financial Solutions, Inc.
Harland Financial Solutions India, LLC
HFS Research & Development, Inc.
HFS Scantron Holdings Corp.
John H. Harland Company of Puerto Rico
Scantron Corporation

Annex III
Subsidiaries
Harland Clarke Corp.
Checks In the Mail, Inc.
HFS Scantron Holdings Corp.
Scantron Corporation
Harland Financial Solutions, Inc.
HFS Research & Development, Inc.
John H. Harland Company of Puerto Rico
Harland Financial Solutions India, LLC
Spectrum K12 School Solutions, Inc.
Global Scholar, Inc.
Global Scholar Sub I, LLC
Global Scholar Sub II, LLC
Excelsior Software, LLC
Harland Financial Solutions Worldwide Limited
Harland Israel Ltd.
Scantron Canada, Ltd.
HFS Software India Private Ltd.
KUED Education Digital India Private Ltd.

SCHEDULE A

Purchaser	Principal Amount of Offered Securities
Credit Suisse Securities (USA) LLC	$70,500,000
Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Deutsche Bank Securities Inc. Jefferies & Company, Inc. UBS Securities LLC Natixis Securities Americas LLC	$58,750,000 $23,500,000 $23,500,000 $23,500,000 $23,500,000 $11,750,000

Total	$235,000,000

SCHEDULE B
Issuer Free Writing Communications (included in the General Disclosure Package)
Final term sheet, dated July 17, 2012, a copy of which is attached hereto as Schedule B-1.

Schedule B-1
HARLAND CLARKE HOLDINGS CORP.
[● ]% SENIOR SECURED NOTES DUE 2018
Pricing Term Sheet
This summary pricing term sheet relates only to the securities described below and should only be read together with the preliminary offering circular, subject to completion, dated July 16, 2012 (the “Preliminary Offering Circular”), relating to these securities and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Circular.

Issuer: Co-Issuers:	Harland Clarke Holdings Corp. Harland Clarke Corp. Harland Financial Solutions, Inc. Scantron Corporation Checks in the Mail, Inc.
Security Description:	Senior Secured Notes
Face Amount:	$250,000,000
Gross Proceeds:	$[ ]
Maturity Date:	[ ], 2018
Coupon:	[ ]%
Offering Price:	[ ]%
Yield to Maturity:	[ ]%
Spread to Treasury:	[ ] basis points
Benchmark Treasury:	UST [ ]% due [____]
Ratings:	[__] (Moody's) / [__] (S&P) (1)
Interest Payment Dates:	[ ]
Commencing:	[ ], 2013
Equity Clawback:	Redeem until [ ], 2015 at [ ]% for up to 35.0%
Make-Whole Redemption:	Make-whole redemption at Treasury Rate + 50 basis points prior to [____], 2015
Optional Redemption:	Callable, on or after the following dates, and at the following prices: Date Price [ ], 2015 [ ]% [ ], 2016 [ ]% [ ], 2017 [ ]% [ ], 2018 and thereafter 100.000%
CUSIP/ISIN:	144A: [_____] 144A ISIN: [_____] Reg S: [____] Reg S ISIN: [____]
Joint Book-Running Managers:
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Jefferies & Company, Inc.
UBS Securities LLC
Natixis Securities Americas LLC

Trade Date:	July 16, 2012
Settlement Date:	July [ ], 2012 (T+5)

Certain United States Federal
Income Tax Considerations

Under the heading “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS-Excess Cash Flow Offer/Payments upon Change of Control or Other Circumstances” on page 222 of the Preliminary Offering Circular, the seventh sentence is changed as follows:

Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a Holder might be required to accrue interest income at a rate higher than the stated interest rate and original issue discount (discussed below) on the notes, and to treat as ordinary interest income any gain realized on the taxable disposition of a note.

Under the heading “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS-United States Holders-Interest” on page 223 of the Preliminary Offering Circular, the paragraph is changed as follows:

Payments of qualified interest on the notes generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such holder's method of accounting for U.S. federal income tax purposes.

Under the heading “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS-United States Holders-Original Issue Discount” on page 223 of the Preliminary Offering Circular, the two paragraphs are deleted and replaced with the following paragraphs:

A note with a term that exceeds one year will be treated as issued with original issue discount (“OID”) if the “stated redemption price at maturity” of the note exceeds its “issue price” by more than the de minimis amount of ¼ of 1 percent of the “stated redemption price at maturity” multiplied by the number of complete years from the issue date of the note to its maturity.

The “stated redemption price at maturity” of the notes may exceed the “issue price” of the notes by more than a de minimis amount, and the notes may therefore constitute discount notes issued with OID. Following is a summary of the OID rules and their application to the notes.
The “issue price” of a note generally is the first price at which a substantial amount of the issue of which the note is a part is sold to persons other than bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers.
The “stated redemption price at maturity” of a note generally is the total amount of payments provided by the note other than “qualified stated interest” payments. Generally, an interest payment on a note is “qualified stated interest” if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note. Qualified stated interest payable on a note will be taxable to you when accrued or received in accordance with your normal method of accounting.

Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the note otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of a note, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval between payments.
Notes that have de minimis OID generally will be treated as not having OID unless a holder elects to treat all interest on the note as OID. A note will be considered to have de minimis OID if the difference between its stated redemption price at maturity and its issue price is less than the de minimis amount of ¼ of 1 percent of the stated redemption price at maturity multiplied by the number of complete years from the issue date of the note to its maturity.
Because the notes may be issued with OID, you may be required to include OID in gross income for U.S. federal income tax purposes as it accrues (regardless of your method of accounting), which may be in advance of receipt of the cash attributable to that income. OID accrues under the constant-yield method, based on a compounded yield to maturity, as described below. Accordingly, you generally will be required to include in income increasingly greater amounts of OID, if any, in successive accrual periods.
If the notes are issued with OID, the annual amounts of OID includible in income by you will equal the sum of the “daily portions” of the OID with respect to a note for each day on which you own the note during the taxable year. Generally, you determine the daily portions of OID by allocating to each day in an “accrual period” a pro rata portion of the OID that is allocable to that accrual period. The term “accrual period” means an interval of time with respect to which the accrual of OID is measured and which may vary in length over the term of a note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.
The amount of OID, if any, allocable to an accrual period will be the excess of:
•the product of the “adjusted issue price” of the note at the beginning of the accrual period and its “yield to maturity” over
•the aggregate amount of any qualified stated interest payments allocable to the accrual period.

The adjusted issue price of a note at the beginning of the first accrual period is its issue price, and, on any day thereafter, it is the sum of the issue price and the amount of OID, if any, previously included in gross income, reduced by the amount of any payment (other than a payment of qualified stated interest) previously made on the note. If an interval between payments of qualified stated interest on a note contains more than one accrual period, then, when you determine the amount of OID, if any, allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. If all accrual periods are of equal length except for a shorter initial and/or final accrual period, you can compute the amount of OID, if any, allocable to the initial period using any reasonable method; however, the OID, if any, allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

Under the heading “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS-United States Holders-Sale or Other Taxable Disposition of the Notes” on page 224 of the Preliminary Offering Circular, the second sentence is changed as follows:

A United States Holder's adjusted tax basis in a note will generally be the price such United States Holder paid therefor, increased by the amount of OID, if any, previously included in income and reduced (but not below zero) by payments, if any, such holder previously received other than interest payments.

Under the heading “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS-Non-United States Holders-Interest Payments” on page 225 of the Preliminary Offering Circular, the paragraph is changed as follows:

Subject to the discussion below concerning effectively connected income and backup withholding, interest (including OID, if any) paid to a non-United States Holder on a note generally will not be subject to U.S. federal income tax or withholding tax, provided that such non-United States Holder meets all of the following requirements:

•Such holder does not own, actually or constructively, for U.S. federal income tax purposes, stock constituting 10% or more of the total combined voting power of all classes of our stock entitled to vote.
•Such holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through equity ownership.
•Such holder is not considered a bank that receives such interest in a transaction described in Section 881(c)(3)(A) of the Code.
•Such holder provides a properly completed IRS Form W-8BEN certifying its non-U.S. status.

Backup withholding is not an additional tax. Any amounts withheld from payments to a United States Holder under the backup withholding rules will be allowed as a credit against such United States Holder's U.S. federal income tax liability and may entitle such United States Holder to a refund, provided the required information is timely furnished to the IRS. United States Holders should consult their own tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.
_________________

(1)
Neither of these ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

We expect that delivery of the notes will be made against payment therefor on or about the settlement date specified above, which will be the [fifth] business day following the date of pricing of the notes (this settlement cycle being referred to as “T+[5]”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the [two]

succeeding business day[s] will be required, by virtue of the fact that the notes initially will settle T+[5], to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing or the [two] succeeding business days should consult their own advisors.

* * *

The communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant prospectus or offering circular in making their investment decisions. This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934, as amended. A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to persons in offshore transactions in reliance on Regulation S under the Act. The notes have not been registered under the Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

SCHEDULE C
Supplemental Term Sheet
(See Attached)

EXHIBIT A
Form of Opinion of Paul Weiss, Rifkind, Wharton & Garrison LLP

_______________, 2012
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Jefferies & Company, Inc.
UBS Securities LLC
Natixis Securities Americas LLC
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629
Ladies and Gentlemen:
We have acted as special counsel to Harland Clarke Holdings Corp., a Delaware corporation (the “Company”), and Guarantors referred to below in connection with the Purchase Agreement (the “Purchase Agreement”), dated as of July 17, 2012, among the Initial Purchasers named on Schedule A thereof (the “Initial Purchasers”), the guarantors who have signed the Purchase Agreement (the “Guarantors”), the co-issuers who have signed the Purchase Agreement (the “Co-Issuers”) and the Company, relating to the purchase today by the Initial Purchasers of $235,000,000 aggregate principal amount of 9.750% Senior Secured Notes due 2018 (the “Notes”). The Notes are to be issued under the Indenture, dated as of July 24, 2012 (the “Indenture”), among the Company, the Co-Issuers, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). This opinion is being furnished at the request of the Company as contemplated by Section 7(h) of the Purchase Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Purchase Agreement.
In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Purchase Agreement;

2.	the Indenture;

3.	the Notes issued on the date of this letter (including the guarantees endorsed thereon (the “Guarantees”));

4.	the Supplemental Term Sheet;

5.	the Preliminary Offering Circular regarding the Notes, dated May 14, 2012;

6.	the Preliminary Offering Circular regarding the Notes, dated July 16, 2012, together with the information set forth in the Issuer Free Writing Communication, dated July

17, 2012, setting forth the final terms of the Notes attached as Schedule B to the Purchase Agreement (the “General Disclosure Package”);

7.	the Offering Circular regarding the Notes, dated July 17, 2012 (the “Final Offering Circular”);

8.
the Collateral Trust Agreement, dated as of the date of this letter (the “Collateral Trust Agreement”), by and among the Company, the Co-Issuers, the Guarantors, Wells Fargo Bank, National Association, as the collateral trustee (the “Collateral Trustee”) and Credit Suisse AG, Cayman Islands Branch (“CS”) as agent for the lenders under the Credit Agreement, dated as of April 4, 2007, among the Company, certain subsidiaries of the Company party thereto as co-borrowers, the lenders party thereto and CS, as administrative agent, as amended by the First Amendment dated as of May 4, 2007 and the Amendment Agreement dated as of May 10, 2012; and

9.
the Security Agreement, dated as of the date of this letter, by and among the Company, the Co-Issuers, the Guarantors and the Collateral Trustee (the “Security Agreement”, and together with the Collateral Trust Agreement, the “Collateral Documents”).

Together, we refer to the Purchase Agreement, the Indenture, the Notes, the Guarantees, the Security Agreement and the Collateral Trust Agreement as the “Transaction Documents.” In addition, we have examined: (i) such organizational records of the Company each Co-Issuer organized in the State of Delaware (collectively, the “Covered Co-Issuers”) and each Guarantor organized in the State of Delaware or the State of New York (collectively, the “Covered Guarantors,”) that we have considered appropriate, including, as applicable, a copy of the articles of incorporation, by-laws, certificate of formation and limited liability company agreement, in each case, as amended, of the Company, each Covered Co-Issuer and of each Covered Guarantor, certified by the Company, each Covered Co-Issuer or each Covered Guarantor as in effect on the date of this letter (collectively, the “Charter Documents”) and copies of resolutions of the board of directors of the Company, each Covered Co-Issuer and of each Covered Guarantor or of the member or members, the board of managers or other governing body of each Co-Issuer and each Covered Guarantor relating to the issuance of the Notes and the Guarantees, each certified by the Company, each Covered Co-Issuer and the Covered Guarantors; (ii) the unfiled copies of UCC-1 financing statements, copies of which are attached as Schedule III to this letter (the “Delaware Financing Statements”), naming the Company and each Co-Issuer and Guarantor organized under the laws of Delaware (each, a “Delaware Party”) as debtor and the Collateral Trustee as secured party, which we understand will be filed with the Secretary of State of the State of Delaware (the “Delaware Filing Office”); (iii) the unfiled copy of the UCC-1 financing statement, a copy of which is attached as Schedule IV to this letter (the “New York Financing Statement”), naming the Guarantor organized under the laws of New York (the “New York Party”) as debtor and the Collateral Trustee as secured party, which we understand will be filed with the Secretary of State of the State of New York (the “New York Filing Office”); and (iv) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Company, the Co-Issuers and the Guarantors, the factual matters contained in the representations and warranties of the Company, the Co-Issuers and the Guarantors made in the Transaction Documents and upon certificates of public officials and the officers of the Company, the Co-Issuers and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that each Co-Issuer and Guarantor (other than the Covered Issuers and the Covered Guarantors) (each a “Non-Covered Party”) is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) that each Non-Covered Party has all necessary corporate or limited liability power and authority to execute, deliver and perform its obligations under the Transaction Documents, (iii) the execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate or limited liability company action by each Non-Covered Party (to the extent a party thereto) and do not violate the organizational documents of such Non-Covered Party or the laws of such Non-Covered Party's jurisdiction of organization and (iv) the due execution and delivery of the Transaction Documents by the Non-Covered Parties under the laws of their respective jurisdictions of organization. We have also assumed that each Transaction Document has been duly authorized and executed by, and represents valid and legally binding obligations of, the parties thereto (other than the Company, the Co-Issuers and the Guarantors).
Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:
Each of the Company, the Covered Co-Issuers and the Covered Guarantors incorporated or formed in Delaware have been duly incorporated or formed and are validly existing and in good standing under the laws of the State of Delaware. The Covered Guarantor incorporated in New York is validly existing and in good standing under the laws of the State of New York.
Each of the Company, the Covered Co-Issuers and the Covered Guarantors has all necessary corporate or limited liability company power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is a party and to own and hold its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular.
The Notes have been duly authorized by the Company and each Covered Co-Issuer. The Notes, when duly issued and delivered by the Company and the Co-Issuers against payment as provided in the Purchase Agreement, will constitute valid and legally binding obligations of the Company and each of the Co-Issuers entitled to the benefits of the Indenture and enforceable against the Company and each of the Co-Issuers in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Notes, when issued and delivered, will conform in all material respects to the description contained in the General Disclosure Package and the Final Offering Circular under the caption “Description of Notes.”
The Indenture has been duly authorized, executed and delivered by the Company, each Covered Co-Issuer and each Covered Guarantor. The Indenture is a valid and legally binding obligation of the Company, each Co-Issuer and each Guarantor, enforceable against the Company, each Co-Issuer and each Guarantor in accordance with its terms, except that the enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to its description contained in the General Disclosure Package and the Final Offering Circular under the caption “Description of Notes.”
The Purchase Agreement has been duly authorized, executed and delivered by the Company, each Covered Co-Issuer and each Covered Guarantor.
Each Covered Guarantor has duly authorized its Guarantee. When the Notes are duly issued and delivered by the Company and each Co-Issuer against payment as provided in the Purchase

Agreement, the Guarantee of each Guarantor will be a valid and legally binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except that the enforceability of the Guarantee may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Guarantees conform in all material respects to their description contained in the General Disclosure Package and the Final Offering Circular under the caption “Description of Notes.”
The statements in the General Disclosure Package and the Final Offering Circular under the heading “Certain United States Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.
Based upon the representations, warranties and agreements of the Company, the Co-Issuers and the Guarantors in the Purchase Agreement and of the Initial Purchasers in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes (including the Guarantees) to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of the Notes (including the Guarantees) by the Initial Purchasers in accordance with the Purchase Agreement to register the Notes or the Guarantees under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that we express no opinion as to any subsequent resale of the Notes.
The issuance and sale of the Notes by the Company and the Co-Issuers, the issuance of the Guarantees by the Guarantors, the compliance by the Company, each Co-Issuer and each Guarantor with all of the provisions of each Transaction Document to which it is a party and the performance of their obligations thereunder will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement, indenture or instrument listed on Schedule I to this opinion or (iii) violate Applicable Law or any judgment, order or decree of any court or arbitrator listed on Schedule II to this opinion, except, in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. For purposes of this letter, the term “Applicable Law” means the General Corporation Law of the State of Delaware (the “GCL”), the Delaware Limited Liability Company Act (the “DLLCA”) and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Purchase Agreement (other than the United States federal securities laws, any state securities or Blue Sky laws of the various states, anti-fraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc.) but without us having made any special investigation as to applicability of any specific rule or regulation.
No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company, the Co-Issuers or Guarantors under any Applicable Law for the issuance or sale of the Notes or the performance by the Company, the Co-Issuers and Guarantors of their obligations under the Transaction Documents to which they are parties other than filings which are necessary to perfect the security interests referred to therein. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.
The Company, the Co-Issuers and the Guarantors are not and, after giving effect to the offering and sale of the Notes, will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
Each of the Collateral Documents has been duly authorized, executed and delivered by the Company, each Covered Co-Issuer and each Covered Guarantor party thereto. Each of the Collateral

Documents is a valid and legally binding obligation of the Company, each Co-Issuer and each Guarantor party thereto, enforceable against the Company, each Co-Issuer and each Guarantor party thereto in accordance with their respective terms, except that enforceability of the Collateral Documents may be (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally, (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) subject to the qualification that certain remedial provisions of the Security Agreement are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not make the remedies afforded by the Security Agreement inadequate for the practical realization of the rights and benefits purported to be provided by the Security Agreement except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable New York laws, rules, regulations and court decisions and by constitutional requirements in and of the State of New York.
The Security Agreement is effective to create a valid security interest in favor of the Collateral Trustee, for the benefit of the Secured Parties (as defined in the Security Agreement), to secure the Obligations (as defined in the Security Agreement), in the Collateral (as defined in the Security Agreement) in which the Company, the Co-Issuers and the Guarantors (collectively, the “Debtors”) have an interest to the extent that a security interest in that Collateral may be created under Article 9 of the Uniform Commercial Code of the State of New York (the “NY-UCC”) (such security interest, the “Security Interest”). For the New York Party, the New York Filing Office is the office in the State of New York in which filings are required to perfect the Security Interest to the extent that it can be perfected by filing under the NY‑UCC. For each Delaware Party, the Delaware Filing Office is the office in the State of Delaware in which filings are required to perfect the Security Interest to the extent that it can be perfected by filing under the Uniform Commercial Code of the State of Delaware (the “DE-UCC”). Upon the filing of the New York Financing Statements in the New York Filing Office and the Delaware Financing Statements in the Delaware Filing Office, in each case with the appropriate filing fees paid, the Security Interest granted by such New York Parties and Delaware Parties will be perfected to the extent that a security interest in the Collateral may be perfected by filing under the NY-UCC or the DE-UCC, respectively.
Upon the Collateral Trustee taking possession of the certificates representing the equity interests of the subsidiaries of the Company pledged pursuant to the Security Agreement that are listed on Schedule [4.2(e)(i)] to that agreement (the “Pledged Stock”) in the State of New York, together with related stock powers which have been duly executed in blank by the Debtors that are the registered owners of the Pledged Stock, and assuming that the Collateral Trustee continues to have possession of the Pledged Stock and stock powers in the State of New York, the Collateral Trustee will have a valid and perfected security interest, for the benefit of the Secured Parties (as defined in the Security Agreement), to secure the Obligations (as defined in the Security Agreement), in all right, title and interest of those Debtors in and to the Pledged Stock.
[Upon the Collateral Trustee taking possession of the promissory notes pledged to the pursuant to the Security Agreement that are listed on Schedule [4.2(e)(ii)] to that agreement (the “Pledged Notes”) in the State of New York, together with related transfer forms which have been duly executed in blank by the Debtors that are the registered owners of the Pledged Notes, and assuming that the Collateral Trustee continues to have possession of the Pledged Notes and transfer forms in the State of New York, the Collateral Trustee will have a valid and perfected security interest for the benefit of the Secured Parties (as defined in the Security Agreement) to secure the Obligations (as defined in the Security Agreement) in all right, title and interest of those Debtors in and to the Pledged Notes.] 1
1NTD Subject to confirmation on whether there will be pledged notes.

This opinion is subject to the following assumptions, exceptions and qualifications:

(a)    We express no opinion as to the enforceability of any provisions in the Transaction Documents that: (i) purport to establish (or may be construed to establish) evidentiary standards; (ii)  constitute waivers which are prohibited under Section 9‑602 of the NY-UCC; (iii) constitute forum selection clauses in the federal courts or the courts of any state other than New York state courts; (iv) provide for indemnification against, or release or exculpation of, criminal violations, intentional harm, violations of securities laws or acts of gross negligence or willful misconduct to the extent the enforcement of those provisions is contrary to public policy; or (v) impose penalties or liquidated damages under certain circumstances.
(b)    With respect to paragraphs 13, 14 [and 15] above, we have assumed, without independent investigation, that value has been given within the meaning of Section 9-203(b)(1) of the NY-UCC, and we express no opinion as to: (i) any Debtor's right, title or interest in or to any Collateral; (ii) the perfection and effect of perfection or non-perfection of a security interest in the Collateral to the extent subject to any laws other than the laws of the State of New York and, in the case of paragraph 13 above, the DE-UCC; (iii) the perfection of security interests in fixtures, as-extracted collateral, timber to be cut, consumer goods, commercial tort claims and ownership interests in real property cooperative organizations; or (iv) the creation, validity, perfection, priority or enforceability of any security interest sought to be created in any items of property to the extent that a security interest in them is excluded from the coverage of Article 9 of the NY-UCC or the DE-UCC. In addition, (x) except as specifically set forth in paragraphs 13,14 [and 15] above, we express no opinion as to the perfection of any security interest and (y) we express no opinion as to the priority of any security interest. We wish to point out, however, that the security interests referred to above are subject to the intercreditor terms of the Collateral Trust Agreement.
(c)    We wish to point out that in the case of proceeds (as defined in Article 9 of the NY‑UCC or the DE-UCC, as applicable), the continuation of perfection of any security interest in them is limited to the extent set forth in Section 9‑315 of the NY-UCC or the DE-UCC, as applicable.
(d)    We call to your attention the fact that (i) Article 9 of the NY-UCC and the DE-UCC require the filing of continuation statements within the period of six months prior to the expiration of each five year period from the date of the original filing of financing statements in order to maintain the effectiveness of the filings referred to in this opinion; and (ii) additional filings may be necessary if any Debtor changes its name, identity or corporate structure or the jurisdiction in which it is organized.
(e)     For purposes of paragraph 13 above, we note that agreements constituting or relating to Collateral may contain provisions purportedly restricting the assignability thereof or the granting of a security interest with respect thereto.
(f)    For purposes of paragraph 14 above, we have also assumed, without independent investigation, that each share of Pledged Stock [(i)] is a “certificated security” in “registered form” within the meaning of Section 8-102 of the NY-UCC and is registered on the books of the issuer in the name of the applicable Debtor [and (ii) is either (x) stock issued by a corporation or (y) an equity interest in a limited partnership or limited liability company the terms of which expressly provide that it is a security governed by Article 8 of the NY-UCC] 2. Insofar as this opinion relates to any security interest in any Pledged Stock issued by a corporation not organized under the laws of a state of the United States of America, or the enforceability of the Security Agreement with respect to the Pledged Stock, we express no opinion as to any steps which may be required under the relevant local law or organizational documents with respect to the Pledged Stock, and our opinion is given only to the extent that New York law is applicable.

2Subject to review of the applicable Pledged Stock Certificates.

[(g)    For purposes of paragraph 15 above, we have also assumed, without independent investigation, that each Pledged Note (x) is either (A) a “certificated security” in “registered form” within the meaning of Section 8-102 of the NY-UCC that is registered on the books of the issuer in the name of the applicable Debtor or (B) an “instrument” within the meaning of § 9-102(a)(47) of the NY-UCC and (y) is not a negotiable instrument or chattel paper (as defined in Sections 3-104 and 9-102(a)(11) of the NY-UCC, respectively). Insofar as this opinion relates to any security interest in any Pledged Notes issued by a corporation not organized under the laws of a state of the United States of America, or the enforceability of the Security Agreement with respect to those Pledged Notes, we express no opinion as to any steps which may be required under the relevant local law or organizational documents with respect to such Pledged Notes, and our opinion is given only to the extent that New York law is applicable.]
The opinions expressed above are limited to the laws of the State of New York, the GCL, the DLLCA, the Uniform Commercial Code of the State of Delaware and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.
This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Purchase Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.
Very truly yours,
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Schedule I

Agreements, Indentures and Other Instruments

1.	Indenture dated as of May 1, 2007 among Harland Clarke Holdings Corp., the co-issuers and guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

2.
Credit Agreement, dated as of April 4, 2007 among Harland Clarke Holdings Corp., the Subsidiary Borrowers (listed therein), the Lenders (listed therein) and Credit Suisse, Cayman Islands Branch, as administrative agent, as amended by the First Amendment and the Amendment Agreement referred to below.

3.
First Amendment to Credit Agreement, dated as of May 4, 2007, by and among Harland Clarke Holdings Corp., the lender parties (listed therein) and Credit Suisse, Cayman Islands Branch, as administrative and collateral agent.

4.
Amendment Agreement dated as of May 10, 2012, by and among Harland Clarke Holdings Corp., the lender parties (listed therein) and Credit Suisse, Cayman Islands Branch, as administrative and collateral agent.

Schedule II

Judgments, Orders or Decrees of Any Court

None.

Schedule III
Delaware Financing Statements

(to be attached)

Schedule IV
New York Financing Statement

(to be attached)

EXHIBIT B
Form of Negative Assurance Letter
_______________, 2012
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Jefferies & Company, Inc.
UBS Securities LLC
Natixis Securities Americas LLC
c/o Credit Suisse Securities (USA) LLC (“Credit Suisse”),
Eleven Madison Avenue
New York, N.Y. 10010-3629
Ladies and Gentlemen:

We have acted as special counsel to Harland Clarke Holdings Corp. (the “Company”) and the Co-Issuers and Guarantors referred to below in connection with the Purchase Agreement (the “Purchase Agreement”), dated as of July 17, 2012, among the Initial Purchasers named on Schedule 1 thereof (the “Initial Purchasers”), the guarantors who have signed the Purchase Agreement (the “Guarantors”), and the Company, relating to the purchase today by the Initial Purchasers of $235,000,000 aggregate principal amount of 9.750% Senior Secured Notes due 2018 (the “Notes”) of the Company, as issuer, and Harland Clarke Corp., Scantron Corporation, and Harland Financial Solutions, Inc., as co-issuers (collectively, the “Co-Issuers”). This letter is being furnished at the request of the Company in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) under the Purchase Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Purchase Agreement.

The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information. In addition, many determinations involved in the preparation of the Preliminary Offering Circular regarding the Notes, dated July 16, 2012 (the “Preliminary Offering Circular”), and the Offering Circular regarding the Notes, dated July 17, 2012 (together with the documents incorporated by reference therein, the “Final Offering Circular”) are of a wholly or partially non-legal character or relate to legal matters outside the scope of the Opinion. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Preliminary Offering Circular, the Final Offering Circular or the documents incorporated by reference therein (other than as explicitly stated in paragraphs 2, 3, 4, 6 and 7 of the Opinion).
In the course of acting as counsel to the Company in connection with the offering of the Notes, we have participated in conferences and telephone conversations with officers and other representatives of the Company and the independent registered public accountants for the Company during which conferences and conversations the contents of the Preliminary Offering Circular, the Final Offering Circular and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company and its subsidiaries), our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that (i) as of the Applicable Time, the Preliminary Offering Circular, when taken together with the Pricing Information (as defined below) (except for the financial statements, financial statement schedules and other financial data included therein or omitted therefrom or included in or omitted from the Pricing Information, in each case, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) at the time the Final Offering Circular was issued or at the Time of Delivery, the Final Offering Circular (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes of this letter, the term “Pricing Information” means the information set forth in the final term sheet attached as Schedule B to the Purchase Agreement.
This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Purchase Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.
Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

EXHIBIT C-1
Form of Opinion of Georgia Counsel
1.The Company (a) is a corporation validly existing under the laws of the State of Georgia; and (b) has all requisite corporate power to execute, deliver and perform its obligations under the Note Documents to which it is a party.
2.The execution, delivery and performance by the Company of its obligations under the Note Documents to which the Company is party have been duly authorized by all necessary corporate power on the part of the Company. Each of the Note Documents to which the Company is party has been duly executed and delivered by the Company.
3.The execution, delivery, and performance by the Company of its obligations under the Note Documents to which it is party, do not (a) contravene the Company's Constituent Documents; or (b) violate any applicable Georgia statute, rule, or regulation.
4.No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority of the State of Georgia is required of the Company as a condition to the due execution, delivery and performance by the Company of the Note Documents to which it is a party, other than filings necessary to perfect liens arising pursuant to the Note Documents.
5.    The financing statement listing the Company as the debtor (the “Financing Statement”) is in appropriate form for filing in the office of the Clerk of the Superior Court of any County in the State of Georgia (each, a “Filing Office”). Upon the proper filing of the Financing Statement in a Filing Office, the security interest of the Collateral Agent in that portion of the “Collateral”, as such term is defined in the Security Agreement, in which a security interest may be perfected by filing a financing statement under the Article 9 of the Uniform Commercial Code as in effect in the State of Georgia will be perfected.

EXHIBIT C-2
Form of Opinion of Oregon Counsel
1.The Company is a corporation duly incorporated and validly existing under the laws of the State of Oregon.
2.The Company has all necessary corporate power and authority to (a) execute, deliver and perform its obligations under the Transaction Documents and (b) own and hold its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular.
3.Each of the Transaction Documents has been duly authorized, executed and delivered by the Company.
4.The execution and delivery by the Company of the Transaction Documents to which it is a party, and consummation of the closing of the transactions contemplated by each of the Transaction Documents do not:

(a)	violate the Company's Charter Documents;

(b)	violate any Oregon statute or regulation, which, in our experience, are normally applicable to the transactions contemplated by the Transaction Documents; or

(c)
require the consent or approval of, or any filing or registration with, any Oregon governmental authority, which, in our experience, are normally applicable to the transactions contemplated by the Transaction Documents, other than (1) the filing of the Financing Statement in the Filing Office and (2) those which have been obtained.

5.The Financing Statement is sufficient as to form to perfect a security interest in the Article 9 Collateral, except that we express no opinion as to Collateral consisting of (a) personal property affixed to real property in such a manner as to become a fixture, (b) as-extracted collateral or (c) timber to be cut, and we call your attention to the fact that the security interest in certain of such Collateral may not be perfected by filing financing statements under Article 9 of the Oregon Uniform Commercial Code. Assuming the Financing Statement has been properly filed in the Filing Office, the Agent's security interest in the Article 9 Collateral has been perfected, to the extent such security interest may be perfected by the filing of the Financing Statement

EXHIBIT D
Form of Opinion of General Counsel
1.Each of Company and its subsidiaries is not and as a result of the consummation of the Transactions will not be, (a) in violation of its charter or bylaws or other organizational documents, (b) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject or (c) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, requirements, judgments or court decrees) applicable to it or any of its assets or properties (whether owned or leased), that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
2.There is (a) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or authority or administrative agency, domestic or foreign, now pending or, to my knowledge, threatened or contemplated, to which the Company and its subsidiaries is or may be a party or to which the business or property of the Company and its subsidiaries is or may be subject, (b) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that to my knowledge has been proposed by any governmental agency, body or authority or administrative agency, and (c) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company and its subsidiaries is or may be subject or to which the business, assets, or property of the Company and its subsidiaries is or may be subject, that, in the case of clauses (a), (b) and (c) above, (1) is required to be disclosed in the Final Offering Circular and that is not disclosed, or (2) would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
3.Except as described in the General Disclosure Package and the Final Offering Circular, all of the outstanding shares of capital stock of each subsidiary of the Company are owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.
4.There are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock, membership interests or other equity interests of the Company or its subsidiaries.
5.There are no holders of securities of the Company or its subsidiaries who, by reason of the execution by the Company, the Co-Issuers and the Guarantors of the Purchase Agreement or any other Operative Document to which it is a party or the consummation by the Company or any of the Guarantors of the transactions contemplated thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them.